RIF Aggressive Strategy Fund &

Equity Aggressive Strategy Fund

Direct Expense Cap

05/01/26 – 04/30/27

May 1, 2026

Mr. Ross Erickson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

401 Union Street, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds Aggressive Strategy Fund and Equity Aggressive Strategy Fund (the “Funds”)

Dear Mr. Erickson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2027, up to the full amount of its advisory fee for the Funds and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.15% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses for the Funds do not include infrequent and/or unusual expenses (including litigation expenses) or the expenses of other investment companies in which each Fund invests, including the Underlying Funds, which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior (but not concurrent) non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Ross Erickson
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF Moderate Strategy Fund

& Balanced Strategy Fund

Direct Expense Cap

05/01/26 – 04/30/27

May 1, 2026

Mr. Ross Erickson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

401 Union Street, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds Moderate Strategy Fund and Balanced Strategy Fund (the “Funds”)

Dear Mr. Erickson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2027, up to the full amount of its advisory fee for the Funds and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.14% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses for the Funds do not include infrequent and/or unusual expenses (including litigation expenses) or the expenses of other investment companies in which each Fund invests, including the Underlying Funds, which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior (but not concurrent) non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Ross Erickson
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF Strategic Bond Fund

Advisory Fee Waiver

05/01/26 to 04/30/27

May 1, 2026

Mr. Ross Erickson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

401 Union Street, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds Strategic Bond Fund (the “Fund”)

Dear Mr. Erickson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2027, 0.01% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior (but not concurrent) non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Ross Erickson
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF U.S. Strategic Equity Fund

Advisory Fee Waiver

05/01/26 to 04/30/27

May 1, 2026

Mr. Ross Erickson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

401 Union Street, 18th Floor

Seattle, WA 98101

Re: Russell Investment Funds U.S. Strategic Equity Fund (the “Fund”)

Dear Mr. Erickson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2027, 0.04% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior (but not concurrent) non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Ross Erickson
Treasurer, Chief Financial Officer and Chief Accounting Officer